Exhibit 99.1

Synergy Pharmaceuticals Inc. Announces Proposed Public Offering

NEW YORK, May 3, 2012 (GLOBE NEWSWIRE) -- Synergy Pharmaceuticals Inc. (Nasdaq:SGYP), a developer of new drugs to treat gastrointestinal disorders and diseases, announced today its intention, subject to market and other conditions, to commence a public offering of its common stock. Synergy intends to use the net proceeds from the offering to fund its research and development activities, including its ongoing Phase II/III clinical trial of plecanatide and its Phase I clinical trial of SP-333, and for working capital and other general corporate purposes.

Aegis Capital Corp. is acting as the sole book-running manager for the offering.

The offering is being made pursuant to a shelf registration statement that Synergy filed with the Securities and Exchange Commission (“SEC”) and is effective.  A prospectus supplement relating to the offering will be filed with the SEC. When available, copies of the prospectus supplement and the accompanying prospectus relating to these securities may be obtained by contacting Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 11th Floor, New York, NY, 10019, telephone: 212-813-1010 or email: prospectus@aegiscap.com. Electronic copies of the prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Synergy Pharmaceuticals, Inc.

Synergy is a biopharmaceutical company focused on the development of new drugs to treat gastrointestinal disorders and diseases. Synergy’s proprietary drug candidate plecanatide is a synthetic analog of the human gastrointestinal hormone uroguanylin, and functions by activating the GC-C receptor on epithelial cells of the GI tract. Plecanatide has recently completed a Phase IIa clinical trial in patients to treat chronic constipation. Synergy initiated a Phase II/III 90-day repeated-oral-dose, placebo-controlled clinical trial of plecanatide in chronic constipation patients in October 2011. Plecanatide is also being developed to treat IBS-C, with the first trial in IBS-C patients planned for 2012. Synergy’s second GC-C agonist SP-333 is currently in pre-clinical development to treat inflammatory bowel diseases.   More information is available at http://www.synergypharma.com.

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “plan,” “expect,” “anticipate,” “believe,” “forecast,” “estimated” and “intend,” among others. These forward-looking statements are based on Synergy’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements.

These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. Synergy does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in Synergy’s Form 10-K for the year ended December 31, 2011 and other periodic reports filed with the Securities and Exchange Commission.

CONTACT:	Investor Contact Information:
Danielle Spangler
The Trout Group
synergy@troutgroup.com
(646) 378-2924